Exhibit 10.1

SPEAKER ROAD INDUSTRIAL BUILDING

MODIFIED INDUSTRIAL GROSS LEASE

5101 - 5207 Speaker Road

Kansas City, Kansas

In consideration of the rents and covenants hereinafter set- forth, Lessor leases to Lessee and Lessee rents from Lessor the following described Premises upon the following terms and conditions:

1. LEASE PROVISIONS

1.1 DATE: July 13, 2006

1.2 PARTIES:

Lessor:	540 WESTPORT ASSOCIATES, L.L.C. AND MARTIN LAND & INVESTMENT, INC., AS TENANTS IN COMMON C/O BLOCK & COMPANY, INC., REALTORS 700 WEST 47TH STREET, SUITE 200 KANSAS CITY, MISSOURI 64112

Lessee:	EXCELLIGENCE LEARNING CORPORATION a Delaware Corporation

1.3 PREMISES: Lessor leases to Lessee and Lessee rents from Lessor the real property including the land and all improvements thereon, together with appurtenances, (herein called the “Premises”), situated in the City of Kansas City, County of Wyandotte, State of Kansas, commonly known as 5101-5207 Speaker Road, and described:

Approximately 264,130 square feet as outlined in red on the plan of the building attached hereto and made a part hereof, and labeled Exhibit “A”.

1.4 TERM: The term of this Lease shall be for a period of eighty-seven (87) months to commence on October 1, 2006 and ending on December 31, 2013, unless earlier terminated as hereafter provided. In the event Lessor is unable to deliver possession of the Premises at the commencement of the term, Lessor shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable but Lessee shall not be liable for rent until such time as Lessor delivers possession of the premises to Lessee, and the term hereof shall not be extended by such delay. If Lessee, with Lessor’s consent, takes possession prior to the commencement of the term, Lessee shall do so subject to all of the covenants and conditions hereof and shall pay for the period from the date of taking possession until the commencement of the term at the same rent as that prescribed for an equal period during the term. Prior to occupancy, Lessee shall submit to Lessor the required certificate of insurance as required under Section 4.l herein.

1.5 RENT AMOUNT AND PAYMENT: Lessee shall pay to Lessor as rent, in advance, without deduction, set-off, prior notice or demand, the sum as follows:

October 1, 2006 thru December 31, 2006:              $-0- per month

January 1, 2007 thru December 31, 2007:   $59,429.25 per month

January 1, 2008 thru December 31, 2008:   $61,630.33 per month

January 1, 2009 thru December 31, 2009:   $61,630.33 per month

January 1, 2010 thru December 31, 2010:   $63,831.42 per month

January 1, 2011 thru December 31, 2011:   $63,831.42 per month

January 1, 2012 thru December 31, 2012:   $66,032.50 per month

January 1, 2013 thru December 31, 2013:   $67,133.04 per month

in lawful money of the United States of America commencing on the 1st day of January, 2007 and on the first day of each and every month thereafter throughout the term of this Lease. The rent shall be paid at the address set out in Paragraph l.2 or at such other place or places as Lessor may from time to time direct. Monthly rental for any partial month shall be pro rated at the rate of l/30th of monthly rental per day. All installments of rent not paid by the tenth (10th) day of the month in which they are due shall bear interest at the then current Commerce Bank of Kansas City, N.A. prime rate plus two (2%) percent from due date until paid in full.

1.6 FIRST MONTH’S PAYMENTS: Receipt of FIFTY NINE THOUSAND FOUR HUNDRED TWENTY NINE & 25/100 DOLLARS ($59,429.25) is hereby acknowledged for rent for the first month of Base Rent, beginning January 1, 2007. Notwithstanding the above, common area maintenance charges will be due and payable with commencement of the lease and thereafter until the end of the lease.

1.7 SECURITY DEPOSIT: Concurrently with Lessee’s execution of this Lease, Lessee has deposited with Lessor the sum of FIFTY NINE THOUSAND FOUR HUNDRED TWENTY NINE & 25/100 DOLLARS ($59,429.25) as a security deposit. If Lessee defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to payment of rent or other charges, Lessor may, to the extent reasonably necessary to remedy Lessee’s default, use all or any part of said deposit for the payment of rent or other charges in default or for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee’s default or to compensate Lessor for any other loss or damage which Lessor may suffer by reasons of Lessee’s default. If any portion of said deposit is so used or applied, Lessee shall, within ten (l0) days after written demand therefore, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and shall pay to Lessor such other sums as shall be necessary to reimburse Lessor for any sums paid by Lessor. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, said deposit shall be returned to Lessee within fifteen (l5) days after the expiration of the term hereof, unless the Lease is extended pursuant to Paragraph 21 hereof. In the event of termination of Lessor’s interest in this Lease, Lessor shall transfer said deposit to Lessor’s successor in interest.

1.8 USE: Lessee shall use and occupy the Premises for offices, light assembly, storage, shipping & receiving, warehousing and distribution of Lessee’s products and manufacturing of non-toxic water based children’s paint, and for no other purpose without the prior written consent of Lessor. Lessee shall not use or permit the premises or any part thereof to be used for any purpose other than the purpose expressly authorized herein.

2. UTILITIES:

2.1 Lessee shall contract directly and pay, prior to delinquency, for all water, gas heat, electricity, telephone, sewage, air conditioning and ventilating, janitorial, landscaping and all other materials and services which may be furnished to or used in or about the premises during the term of this Lease by Lessee.

3. REAL ESTATE TAXES, ASSESSMENTS, AND PERSONAL PROPERTY:

3.1 INCREASES: Lessor shall pay all Real Estate Taxes and special assessments levied against the Premises throughout the term of this Lease. However, Lessee shall pay as additional rent the amount (if any) by which the taxes levied for any year upon the Premises exceeds the amount of taxes levied and assessed upon the Premises for the year 2006. Additionally, Lessee shall pay as additional rent the amount (if any) by which the special assessments levied for any year upon the Premises exceeds the amounts of special assessments levied and assessed upon the Premises for the year 2006. In the event the Premises are not separately assessed, Lessee’s share shall be an equitable proportion of the increase in real property taxes or assessments for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the Assessor’s worksheets or such other information as is reasonably available to the Lessor. In addition, any cost associated with a successful tax appeal resulting in a lower than assessed value for the property shall be paid by the Lessee on a pro-rata basis. Lessor’s good faith determination thereof shall be conclusive.

3.2 PAYMENT: All such additional rentals based upon the increase (if any) in such real estate taxes and in such special assessments shall be payable from Lessee to Lessor within fifteen (l5) days after receipt of an invoice from Lessor advising Lessee of the increase in taxes to be paid by Lessee. Taxes for the last year of the term hereof shall be pro rated between Lessor and Lessee as of the expiration of the term. The Lessee’s share of such cost shall be determined on an annual basis for each calendar twelve month period ending on December 31st, prorating fractional years. The Lessee’s share of such annual cost shall be estimated as of the beginning of the term hereof and at the beginning of each calendar year thereafter and a monthly rate determined, and Lessee shall pay such estimated charge on the first day of each month in advance. If the monthly payment made by Lessee in such year results in a deficiency, said deficiency shall be paid by Lessee. If estimated payments result in excess payments by the Lessee, then said excess shall be applied toward subsequent monthly tax estimates for subsequent monthly payments, which shall be reduced accordingly until the excess is fully exhausted. With respect to any assessments which may be levied against or upon the Premises, or which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual real estate taxes and special assessments levied against the Premises. For purposes of this Article, “taxes” shall also include any tax assessed upon or measured by rents received by Lessor under or in connection with this Lease.

3.3 PERSONAL PROPERTY: Lessee shall pay, prior to delinquency all taxes assessed against and levied upon any trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere and shall pay all taxes attributable to any leasehold improvements which may be made to the Premises by Lessee. When possible, Lessee shall cause said trade fixtures, furnishings, equipment, personal property and leasehold improvements to be separately assessed. If however, any or all of same shall be assessed and taxed with Lessor’s real property, Lessee shall pay to Lessor such taxes as are attributable to Lessee’s trade fixtures, furnishings, equipment, personal property and leasehold improvements within fifteen (l5) days after receipt of an invoice from Lessor advising Lessee of the taxes applicable to Lessee’s property.

4. INSURANCE

4.1 PUBLIC LIABILITY: Lessee, shall at all times during the term hereof, and at its own cost and expense, procure and continue in force bodily injury liability and property damage liability insurance, which policies shall name Lessor as an additional insured. Such insurance at all times shall be in an amount of not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) Combined Single Limit Coverage. The aforementioned minimum limits of policies shall not, however, limit the liability of Lessee hereunder. Lessee shall also procure and continue in force throughout the term workmen’s compensation insurance. The aforementioned insurance shall be with companies having a rating of not less than Best’s A-IX rating. Certificates of such insurance shall be furnished to Lessor by the insurance companies, and no such policy shall be cancelable or subject to reduction of coverage or other material modification adverse to Lessor or Lessee, except after thirty (30) days prior written notice to Lessor.

4.2 FIRE INSURANCE: Lessor shall maintain in effect throughout the term of this Lease, a policy or policies of insurance providing fire and extended risk coverage subject to standard exclusions, such insurance to be to an extent of at least ninety (90) percent of the full insurable replacement value of the improvements on the premises (exclusive of trade fixtures and equipment of Lessee), and insurance for Lessor’s loss of income, and liability insurance on the common areas.

4.3 INCREASED INSURANCE COSTS: If the premium cost for said insurance described in 4.2 shall in any lease year exceed the premium cost of such insurance for the year 2006, Lessee shall pay a proportionate share of such increase based on a ratio which the total gross leasable area in the leased premises bears to the total gross leasable area leased to all tenants in the Building, unless the increase in the fire insurance premiums is the result of a violation of Section 4.4 entitled, “Increase in Fire Insurance Premium” by Lessee, in which case, the provisions of Section 4.4 shall apply.

4.4 INCREASE IN FIRE INSURANCE PREMIUMS: Lessee agrees not to keep, use, sell or offer for sale in or upon the leased premises any article or good which may be prohibited by the standard form of fire insurance policy. Lessee agrees to pay upon demand any increase in premium for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Lessor on said premises or the building of which the same are a part, resulting from the use of said premises by Lessee, whether or not Lessor has consented to such use.

4.5 WAIVER OF RIGHTS: Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Lessor or the Lessee, as the case may be, or to the Premises or its contents, and which may arise from any risk generally covered by fire and extended coverage insurance. The parties shall obtain from their respective insurance companies, if possible, insuring the property a waiver of any right of subrogation which said insurance company may have against the Lessor or the Lessee as the case may be. For purposes of this Paragraph, the definition of the terms Lessor and Lessee as used herein shall include all agents, representatives, heirs, insurers, and assigns of either Lessee or Lessor.

5. DAMAGE OR DESTRUCTION.

5.1 DUTY TO REPAIR: If the Leased Premises shall be partially or totally destroyed by fire or other casualty insurable under full standard fire and extended risk insurance, so as to become partially or totally untenantable, the same (unless Lessor shall elect not to rebuild as hereinafter provided) shall be repaired and restored by and at the cost of Lessor, and a just and proportionate part of the rent, as provided for hereinafter, shall be abated until the Leased Premises are so restored. However, this duty to repair would not relieve Lessee from its obligations for repairs to glass or glazing from vandalism, malicious mischief, or other damages as set forth in Paragraph 6.3 herein.

5.2 DAMAGE DURING LAST YEAR OF TERM: Notwithstanding anything to the contrary herein contained, if the Premises be damaged or destroyed during the last year of the term of this Lease to an extent greater than twenty-five (25) percent of the then replacement value of the improvements on the Premises, Lessor may elect not to restore, such election on the part of Lessor to be given by notice to Lessee within thirty (30) days after the date of damage or destruction. In the event Lessor so elects to terminate then this Lease shall be terminated as of the date of giving of such notice or the date Lessee completes its vacation from the Premises, whichever be the later. All proceeds of insurance carried in connection with the Premises shall be payable to the Lessor.

6. MAINTENANCE AND REPAIRS

6.1 CONDITION ON COMMENCEMENT: By accepting occupancy, Lessee shall be deemed to have agreed that the Premises are in a clean and sanitary condition and good state of repair, and in a condition suitable for the use authorized under this Lease.

6.2 LESSOR’S DUTIES: Lessor at its sole cost and expense shall maintain in a good state of repair, the exterior of the roof and walls, and all structural portions of the roof, walls, floors and foundations except for any repairs caused by the wrongful or negligent act of Lessee and/or its agents.

6.3 LESSEE’S DUTIES: Lessee at its sole cost and expense shall maintain in a clean and sanitary condition and a good state of repair, to include replacement, all other portions of its Premises, including but in no way limited to all plumbing, sewage, heating and air conditioning, wiring, glazing, windows, doors, floors, ceilings, interior walls and the interior surface of exterior walls and all fixtures and equipment. Lessee shall maintain adequate heat during the heating season to prevent freezing of plumbing and fire sprinkler systems.

6.4 PREVENTATIVE MAINTENANCE PROGRAM: HVAC EQUIPMENT: Lessor shall deliver the Premises to Lessee on the commencement date of this Lease with all HVAC equipment necessary for Lessee’s occupancy of the Premises in good, working order. Lessee at its sole cost and expense shall have maintained in a clean and sanitary condition and in a good state of repair, to include replacement, all portions of heating, ventilating, and air conditioning equipment located in the Leased Premises. Lessee shall submit to the Lessor a copy of a preventative maintenance contract with a qualified HVAC contractor for the preventative maintenance program required herein. Lessor at its option shall have the right, but not the obligation, to make periodic inspections of the Premises and the equipment and advise Lessee of any maintenance required, and Lessee shall promptly have performed such maintenance at Lessee’s sole expense.

6.5 FAILURE TO PERFORM: In the event Lessee fails to maintain the Premises pursuant to this Lease, Lessor shall give Lessee notice to do such acts as are reasonably required to so maintain the Premises. In the event Lessee fails to promptly commence such work and diligently prosecute it to completion, then Lessor shall have the right to do such acts and expend such funds at the expense of Lessee as are reasonably required to perform such work. Any amount so reasonably expended by Lessor shall be paid by Lessee promptly after demand. Lessor shall have no liability to Lessee for any damage, inconvenience or interference with the use of the Premises by Lessee as a result of performing any such work, except for any damages caused by the wrongful or negligent act of Lessor and/or its agents.

6.6. LESSOR’S FAILURE TO REPAIR. Notwithstanding anything to the contrary contained herein, should Lessee give written notice to Lessor of repairs that need to be completed by Lessor per Section 6.2 hereof, and should Lessor fail to make said repairs within seventy-two(72) hours and/or respond to Lessee in writing as to a timetable for said completion, then Lessee would have the right to make such repairs and expend such funds as are reasonably required to perform such work and invoice Lessor for such work.

6.7 COMPLIANCE WITH LAWS: Lessor and Lessee, as to the portion of the Premises required to be maintained by them, each shall do all acts required to comply with all applicable laws, ordinances, regulations and rules on any public authority or organization relating to the maintenance of the Premises. Lessee represents and covenants that it shall conduct its occupancy and use the Premises (and if necessary place the Premises) in accordance and compliance with the AMERICANS WITH DISABILITIES ACT (ADA). Furthermore, Lessee covenants and agrees that any and all alterations or improvements made by Lessee to the Premises shall comply with the ADA.

6.8 CONDITION AT END OF TERM: Upon the termination of this Lease or upon the expiration of the term of this Lease, Lessee shall surrender the Premises in the same condition as received, ordinary and reasonable wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. Lessee shall leave any warehouse or storage areas broom clean, shampoo all office area carpeting, and mop all tile floors.

7. ALTERATIONS

7.1 LESSEE’S RIGHT TO MAKE: Lessee shall not make or permit to be made any alteration or changes in or additions to the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld. No work shall be commenced until Lessor shall have posted proper notices of non-responsibility.

7.2 OWNERSHIP AND REMOVAL: All alterations, changes and additions made to or on the Premises shall be made at the sole cost and expense of Lessee and, upon completion, except trade fixtures, shall become part of the Premises, and the property of Lessor and upon termination of this lease or upon expiration of the term shall be surrendered to the Lessor. Upon the termination of this Lease, or by notice delivered at least thirty (30) days prior to the expiration of the term, Lessor shall have the right to require Lessee at its sole expense, to remove from the Premises as of the end of the term all fixtures and equipment placed or installed on the Premises by Lessee with any damage caused to the Premises by such removal to be repaired by and at the expense of Lessee.

8. LIENS.

8.1 LESSEE’S OBLIGATION: Lessee shall keep the Premises and any building of which the Premises are a part, free and clear of any liens arising out of work performed or caused to be performed by Lessee and shall indemnify, hold harmless and defend Lessor from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Lessee. In the event any lien is filed, Lessee shall do all acts necessary to discharge any lien within thirty (30) days of its receipt of notice of such filing, or if Lessee desires to contest any lien, then Lessee shall deposit with Lessor such security as Lessor shall demand to ensure the payment of the lien claim. In the event Lessee shall fail to pay any lien claim when due or shall fail to deposit the security with Lessor, then Lessor shall have the right to expend all sums necessary to discharge the lien claim, and Lessee shall pay promptly after demand all sums reasonably expended by Lessor in discharging any lien, including reasonable attorneys’ fees and costs.

9. ENTRY

9.1 RIGHTS OF LESSOR: Lessor and its agents shall have the right at any reasonable time upon reasonable notice to enter upon the Premises for the purpose of inspection, serving or posting notices, showing to a prospective purchaser or tenant, or making any changes or alteration or repairs which Lessor shall deem necessary for the protection, improvement or preservation of the Premises or the building in which the Premises are a part or for any other lawful purpose. At any time after ninety (90) days prior to the expiration of the term of this Lease, Lessor may place thereon any usual or ordinary “For Lease” or “For Sale” signs.

10. INDEMNIFICATION.

10.1 LESSEE’S OBLIGATION: Lessee shall hold harmless, indemnify and defend Lessor and its employees against all claims, demands, and action for loss, liability,

damage, cost and expense (including attorney fees) resulting from injury or death to any person and damage to property caused by the act or omission of any person, except Lessor and its employees or agents, while in, or upon the Leased Premises during the term of this Lease or any occupancy hereunder.

10.2 LESSOR’S OBLIGATION: Lessor shall hold harmless, indemnify and defend Lessee and its employees against all claims, demands, and action for loss, liability, damage, cost and expense (including attorney fees) resulting from injury or death to any person and damage to property caused by the act or omission of any person, except Lessee and its employees or agents, while in, or upon the Leased Premises during the term of this Lease or any occupancy hereunder.

11. DEFAULT AND REMEDIES.

11.1 EVENTS: The occurrence of any of the following shall, at the option of Lessor, constitute a material default and breach of this Lease by Lessee: (i) Any failure by Lessee to pay the rental or to make any other payment required to be made by Lessee hereunder, where such failure continues for 5 days after written notice of Lessee’s failure is given by Lessor to Lessee; (ii) The abandonment of the Premises by Lessee; (iii) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee provided however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Lessee shall not be deemed in default hereunder if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion; (iv) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days or the attachment, execution or other judicial seizure of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

11.2 RIGHT OF RECOVERY: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to terminate this Lease then Lessor may recover from Lessee: (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination plus; (ii) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform his obligations under this Lease or which in the ordinary course of events would be likely to result therefrom, and; (iii) at the Lessor’s election such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Missouri law. The term “rent” as used herein, shall be deemed to be and to mean the minimum annual rental and all other sums required to be paid by Lessee pursuant to the terms of this Lease. As used in (i) above, the “worth at the time of award” is computed by allowing interest at the rate of ten (10%) percent per annum. All costs incurred by Lessor in collecting any amounts and damages owing by Lessee pursuant to the provisions of this Lease or to enforce any provision of this lease, including reasonable attorneys’ fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Lessor, will also be recoverable by Lessor from Lessee.

11.3 RIGHT TO RE-ENTER: In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

11.4 RIGHTS OF LESSOR: In the event of the vacation or abandonment of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in Paragraph 11.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Lease, as provided in Paragraph 11.2 above, then Lessor may from time to time, without terminating this Lease, either recover all rentals as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable with the right to make necessary and repairs to the Premises.

In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefore by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

12. ASSIGNMENT AND SUBLETTING

12.1 ASSIGNING AND SUBLETTING: Lessee shall not sublet the Premises or any part thereof and Lessee shall not assign, transfer, pledge, mortgage or otherwise encumber this Lease, or any portion of the term thereof, without the previous written consent in each instance of Lessor, which consent shall not be unreasonably withheld and Lessee shall furnish to Lessor copy of such proposed instrument. Permission is, however, granted Lessee to assign this Lease and also to sublet the Premises to any subsidiary corporation of Lessee, or parent or affiliated corporations of Lessee, upon giving Lessor written notice of intent to so do. In the event of any assignment or subletting, Lessee shall remain the principal obligor to the Lessor under all covenants of this Lease, and by accepting any assignment or subletting, an assignee or sublessee shall become bound by and shall perform and shall become entitled to the benefit of all of the terms, conditions and covenants by which the Lessee hereunder is bound. An assignment, forbidden within the meaning of this Paragraph, shall be deemed to include a sale of all or substantially all of Lessee’s assets or one or more sales or transfers, by operation of law or otherwise, or creation of new stock, by which an aggregate of more than 50% of Lessee’s stock shall be vested in a party or parties who are non-stockholders as of the date hereof. The restriction as to stock sales shall not apply if Lessee’s stock is listed on a recognized security exchange.

12.2 VIOLATION: No consent to any assignment, voluntarily or by operation of law, of this Lease, or any subletting of the Premises shall be deemed to be a consent to any subsequent assignment or subletting except as to the specific instance covered thereby.

13. EXERCISE OF EMINENT DOMAIN

13.1 PREMISES TAKEN: If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”) this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten (l0) percent of the floor area of the improvements on the Premises or more than twenty-five (25) percent of the land area of the Premises which is not occupied by any improvements, is taken by condemnation, Lessee or Lessor may at either’s option, to be exercised in writing only within ten (l0) days after Lessor shall have given Lessee written notice of such condemnation (or in the absence of such notice, within ten (l0) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.

13.2 PREMISES REMAINING: If Lessor or Lessee do not terminate this Lease in accordance with the foregoing, Lessor, at its expense, shall restore the improvements to an architectural whole, and this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the building situated on the Premises. Any award for the taking of all or any part of the Premises under the power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided however, the Lessee shall be entitled to any award for loss or damage to Lessee’s trade fixtures and removable personal property.

14. HOLDING OVER

14.1 TERMS: Any holding over after the expiration of the term of this Lease by Lessee shall be deemed to be a tenancy from month to month and except for the term thereof shall be on the same terms and conditions specified herein, with the monthly rental being one-and-a-half times the monthly rental for the last month of the Lease.

15. SUBORDINATION

15.1 SUBORDINATION: This lease is and shall be subordinate to any ground and underlying leases, mortgages, deeds of trust, or any other instrument of security which have been or shall be placed on the land and building of which the premises form a part (as they may be extended, modified or amended from time to time) and such subordination is hereby made effective without any further act by Lessee. Lessee hereby appoints Lessor as Lessee’s Attorney-in-Fact irrevocably, to execute and deliver any such instruments pertaining to any such subordination.

15.2 ESTOPPEL CERTIFICATE: Lessee shall, without charge, at any time and from time to time, within ten (l0) days after request by Lessor, deliver a written instrument to Lessor or any other person, firm or corporation specified by Lessor, duly executed and acknowledged, certifying that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as so modified, and identifying any such modifications; whether or not there are then existing any set-offs or defenses in favor of Lessee against the enforcement of any of the terms covenants and conditions of this Lease by Lessor, and if so, specifying the same, and also whether or not Lessor has observed and performed all of the terms, covenants and conditions on the part of Lessor to be observed and performed, and if not, specifying the same; and the dates to which Rent and all other charges hereunder have been paid.

15.3 MORTGAGE PROTECTION: Lessee agrees to give any Mortgagees and/or Trust Deed Holders, by registered mail, a copy of any Notice of Default served upon the Lessor, provided that prior to such notice Lessee has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees and/or Trust Deed holders. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such sixty (60) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

15.4 ATTORNMENT. If this Lease is not extinguished by exercise of a power of sale, Lessee shall, in the event any proceedings are brought for the foreclosure of said Premises, or in the event of exercise of power of sale under any mortgage or deed of trust made by the Lessor covering the Premises (or by deed in lieu thereof), or in the event of a sale by Lessor of its fee or leasehold interest in the property or its interest in this Lease attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this Lease.

16. SIGNS

16.1 RIGHT OF LESSOR: Lessor reserves the right to the use of the exterior walls and the roof of the Premises and of the building of which the Premises are a part.

16.2 RESTRICTIONS ON LESSEE: Lessee shall not inscribe, paint, affix or place any signs or advertisements on the exterior, interior or roof the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Any signs to be placed by Lessee shall be removed by the Lessee upon demand by the Lessor following the expiration or termination of this Lease, and any damage caused by such removal shall be repaired at the expense of Lessee.

17. MAINTENANCE AND USE OF COMMON AREAS

17.1 COST OF NORMAL MAINTENANCE: Lessee shall pay its proportionate share of the maintenance costs based on the percentage the square footage that the leased premises bears to the total square footage of the building. The leased premises contain approximately 264,130 square feet, with said percentage therefore being 69.14%. Said expenses for costs shall include, but not be limited to, expenses for monitoring, alarm permits and required inspections of the fire sprinkler system; utilities for the common area lighting, maintaining light fixtures and poles; service contracts; repairs, cleaning, policing the building and common areas, line striping and snow and ice control of parking lots, sidewalks and walkways; lawn and landscape maintenance and trash dumpster service; maintenance personnel salaries and associated expenses; patrol service and costs associated with operating and maintaining the post office/maintenance office, management fees, and such other maintenance, repair, operation and management costs as Lessor determines relate to the building common areas.

During each calendar year and any portion thereof during the lease term, Lessee will pay to Lessor, subject to limitations hereinafter set forth, a proportion of the common area operating costs as set forth above. The Lessee’s share of such cost shall be determined on an annual basis for each calendar twelve month period ending on December 3lst, prorating fractional years. The Lessee’s share of such annual cost shall be estimated as of the beginning of the term hereof and at the beginning of each calendar year thereafter and a monthly rate determined, and Lessee shall pay such estimated charge on the first day of each month in advance; provided, however, that within sixty (60) days after the end of each calendar year the Lessor or his designated agent shall determine its net costs for such year and Lessee’s share thereof and furnish a copy of such computations in writing to Lessee. If the monthly payment made by Lessee in such year results in a deficiency, said deficiency shall be paid by Lessee within thirty (30) days of notice by Lessor. If estimated payments result in excess payments by the Lessee, then said excess shall be applied toward subsequent monthly common area maintenance estimates for subsequent monthly payments, which shall be reduced accordingly until the excess is fully exhausted. The Lessor at the office of his designated agent shall make available during normal business hours for a period not to exceed sixty (60) days following the billing of said expenses, copies of all invoices and reasonably detailed accounting records for review by Lessee. In the event Lessee fails to notify Lessor within said sixty (60) day period, said billing will be deemed to be accurate and conclusive. In the event Lessee elects to audit Lessor’s common area maintenance and operating costs in accordance with this clause, such audit must be conducted by an independent nationally recognized accounting firm that is not being compensated by Lessee on a contingency fee basis.

The estimated charge for the calendar year in which the lease commences is EIGHTEEN CENTS per square foot of gross leasable area, or $3,961.95 per month.

17.2 EMPLOYEE PARKING AREA: Lessee and its employees shall park their motor vehicles in such areas as Lessor shall from time to time designate as employee parking areas. Lessee agrees that all loading and unloading operations shall be conducted so as not to obstruct or hinder the operation of the businesses of the other tenants in the said building(s), nor will Lessee unreasonably block or obstruct any street, sidewalk or right-of-way adjacent to or comprising part of said building(s).

17.3 CONTROL OF COMMON AREAS: All parking areas, driveways, entrances and exits thereto, pedestrian sidewalks and ramps, landscaped areas, exterior stairways and all other common areas and facilities provided by Lessor for the common use of tenants of said building(s) and their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the use of all such common areas and facilities. Lessor shall have the right to operate and maintain the same in such manner as Lessor, in its sole discretion, shall determine from time to time, including without limitation, the right to employ all personnel and to make all rules and regulations necessary for the proper operation and maintenance of said common areas and facilities. All such costs to be shared by Lessee as provided for in Paragraph 17.1.

18. GENERAL PROVISIONS

18.1 OBLIGATION OF LESSEE: Lessee agrees to conduct its business in a manner that will not be objectionable to other tenants in the building of which the premises are a part, including noise, vibration, odor, or fumes. In the event Lessor receives complaints from other tenants in the building and determine, in its sole reasonable judgment, that Lessee is conducting its operations in a manner so as to be objectionable to other tenants, Lessee agrees, upon notice from Lessor thereof, to promptly modify the conduct of its operations to eliminate such objectionable operations. In such event that said conduct is not modified, Lessee shall be deemed in default of its obligations under this lease.

Smoking is prohibited within the building. Lessee may, at Lessee’s option, designate an area within the leased premises for such purposes.

18.2 QUIET ENJOYMENT: Provided Lessee performs all of its covenants and obligations hereunder, Lessor covenants that Lessee shall have peaceful and quiet enjoyment of the Premises without hindrance on the part of Lessor and Lessor will warrant and defend Lessee in the peaceful and quiet enjoyment of the Premises against claims of all persons claiming through or under the Lessor.

18.3 STATEMENT OF LEASE STATUS: Lessee shall, at any time during the term of this Lease, upon not less than ten (l0) days prior written notice from Lessor, execute and deliver to Lessor, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee’s failure to deliver such statement within such time shall be conclusive upon the Lessee that (i) this Lease is in full force and effect without modification except as may be represented by Lessor; (ii) there are no uncured defaults in Lessor’s performance; (iii) not more than one month’s rent has been paid in advance. In addition, Lessee shall make such other certifications as are required by Lessor’s mortgagee.

18.4 TRANSFER OF LESSOR’S INTEREST IN PREMISES: In the event any sale or exchange of the Premises by Lessor and assignment by Lessor of this Lease, the Lessor shall be entirely freed and relieved of its covenants and obligations contained in, or derived from the Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or exchange and assignment, provided however, that the new owner shall assume and agree to perform all the covenants and obligations of Lessor contained herein. In the event of such sale or exchange, this Lease shall nevertheless remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the leased premises.

18.5 OBLIGATIONS OF SUCCESSORS: The parties hereto agree that all the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and that all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

18.6 CAPTIONS: The captions of the articles and paragraphs contained in this Lease are for convenience only and shall not be deemed to be relevant in resolving any questions of interpretation or construction of any article or paragraph of this Lease.

18.7 NOTICES: Whenever under this Lease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by certified mail, postage prepaid, addressed at the addresses set forth below. Either party may, by like notice at any time and from time to time, designate a different address to which notices shall be sent. Such notices, if mailed, shall be considered sufficiently served or given, for all purposes herein, at the time they shall be postmarked by the United States Postal Service, or if delivered upon date of actual delivery.

18.8 APPLICABLE LAW: This Lease shall be governed and interpreted solely by the Laws of the State of Missouri then in force. Each number, singular or plural, as used in this Lease shall include all numbers, and each gender shall be deemed to include all genders.

18.9 TIME AND JOINT AND SEVERAL LIABILITY: Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Lessee. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy.

19. ADDITIONAL PARAGRAPHS

19.1 It is agreed between the Lessor and Lessee that there are no oral agreements or representations between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, representations and understanding, if any, between the parties hereto or between the parties hereto and any real estate broker who may represent either or both of said parties and none thereof shall be used to interpret or construe this Lease. Lessee agrees that in the event it employs a real estate broker to represent it in negotiating a renewal, extension, or a new lease elsewhere within the property, that it agrees to compensate said Broker directly for its services. There are no other representations and this Lease is based solely upon the representations and agreements contained in this Lease.

20. REAL ESTATE COMMISSION: Lessor acknowledges that Block & Company, Inc., Realtors and Colliers Turley Martin Tucker negotiated this Lease and further agrees to pay to said Realtors upon complete execution of this Lease, a leasing commission as outlined in a separate agreement.

21. DISCLOSURE: Lessee acknowledges that Lessee has been informed that person(s) associated with Block may have or may acquire an ownership interest in the development, and Lessee acknowledges that such ownership interest shall not affect the terms, conditions or validity of this Lease.

22. HAZARDOUS MATERIALS: Lessee covenants and warrants to Lessor that Lessee shall not install, store, treat, transport, or dispose of, or permit the installation, storage, use treatment, transportation or disposal of, any “Hazardous Materials” on, upon or beneath the Premises. In the event of any such installation, storage, use, treatment, transportation or disposal, Lessee shall remove any such Hazardous Material, or otherwise comply with all regulations or orders of any federal, state, county, regional, local or other governmental agency or authority (“Governmental Authority”), all at the expense of Lessee. Notwithstanding the foregoing, Lessee shall not be prohibited from using, storing, or disposing of any Hazardous Material that is not prohibited by any Governmental Authority and which is used, stored or disposed of by Lessee in the normal course of Lessee’s business and in quantities which are not in excess of quantities used, stored or disposed of by prudent individuals, firms or entities, conducting businesses of the same nature and purpose as the Lessee’s business and which use, storage and disposal of any Hazardous Material, including the quantities thereof, are all in accordance with the manufacturer’s recommendations and are in compliance with any and all laws, ordinances, rules, regulations or orders of any Governmental Authority. “Hazardous Materials” as used herein shall mean (a) asbestos in any form; (b) urea formaldehyde foam insulation; (c) transformers or other equipment which contain dye electric fluid containing a level of poly-chlorinated biphenyl in excess of 50 parts per million; (d) underground storage tanks; or (e) any other chemical, material, or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited or regulated by any Governmental Authority.

Lessee shall promptly notify Lessor in writing of any order or pending or threatened action by any regulator, agent or other Governmental Authority, or any claims made by any third party, relating to any Hazardous Materials on, or emanations from, the Premises, and shall promptly furnish Lessor with copies of any correspondence or legal pleadings in connection therewith.

Lessee hereby releases and agrees to indemnify and hold harmless Lessor and Lessor’s officers, directors, shareholders, employees, attorneys and agents (collectively the “Indemnitees”) from and against all loss, damage and expense (including, without limitation, attorneys’ fees and costs to the extent permitted by applicable law incurred in the investigation, defense and settlement of claims) that Indemnitees may incur as a result of or in connection with the assertion against Indemnitees of any claim relating directly or indirectly, in whole or in part, to any activity on or off the Premises or any failure to act, if such activity or failure to act involves Hazardous Materials, in whole or in part, directly or indirectly, used, stored, installed, treated, transported or disposed of by Lessee, its agents or invitees on, upon or beneath the Premises during the term of the Lease, or noncompliance with any federal, state, or local laws, ordinances, rules, regulations or orders relating thereto.

23. TENANT IMPROVEMENTS:

23.1 IMPROVEMENTS: Except as set forth hereinafter in this Section 23, Lessee leases the Premises “AS-IS” and acknowledges that Lessor has no obligation to make or otherwise pay for any improvements, alterations or repairs thereto.

23.2 WORKING DRAWINGS: Lessor will have prepared the Working Drawings for the Premises. Lessee will review and approve the Working Drawings within three (3) days following receipt thereof. As used herein, “Working Drawings” shall mean the final working drawings approved by Lessor, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Lessor of the Working Drawings shall not be a representation or warranty of Lessor that such drawings are adequate for any use, purpose, or condition, or such drawings comply with any applicable law or code, but shall merely be the consent of Lessor to the performance of the Work. Lessee shall, at Lessor’s request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Lessor, and in the event of any such approved change Lessee shall, upon completion of the Work, furnish Lessor with an accurate, reproducible “as-built” plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

23.3 CONSTRUCTION OF IMPROVEMENTS: Lessor agrees to cause the Work to be completed in accordance with the Working Drawings. Lessor shall not be obligated to construct or install any improvements or facilities of any kind other that those called for by Working Drawings. “Building Grade” and/or “Building Standard” shall mean the type, brand, and/or quality of the materials Lessor designates from time to time to be the minimum quality to be used in 5101-5207 Speaker Road building or the exclusive type, grade or quality of material to be used in the 5101-5207 Speaker Road building. The total cost of constructing the Work (including, without limitation, space planning and construction document fees, design of the Work and preparation of the Working Drawings including mechanical, electrical, and plumbing (MEPs) plans, costs of construction supervision, labor and materials, all utility usage during construction, related taxes and other costs related directly to the improvement of the Premises, all of which costs are herein collectively called the “Total Construction Costs”) as outlined in Exhibit “C” hereof shall be borne by Lessor for all tenant improvement work, except the division of the lighting and heating systems due to the new demising wall, and Lessor’s costs shall be capped at $15,000 with any excess amount above that, being amortized over the term of the Lease (the “Construction Allowance”). Lessee shall be advised of any projected costs in excess of such amount and Lessee shall reimburse Lessor for such additional cost within fifteen (15) days of receipt of Lessor’s invoice. Lessor or its affiliate shall supervise the Work, make disbursements required to be made to the contractors, and act as a liaison between the contractors and Lessee and coordinate the relationship between the Work, the Building, and the Building’s systems. In consideration for Lessor’s construction supervision services, Lessee shall pay to Lessor a construction supervision fee equal to three percent (3%) of the total construction costs, which cost may be deducted from the Construction Allowance.

The expense to upgrade the sprinkler system to an ESFR system is being billed separately to the Lessee, as an additional payment and is being paid for by Lessor in an amount not to exceed $382,000. Should the cost exceed $382,000, Lessee shall pay all costs above said amount. The additional payment is based upon the $382,000 amortized for a period of 13 years, with interest at 8%. The payments shall be $3,946.34 per month from January 1, 2007 thru December 31, 2013. In the event Lessee exercises the Option to Renew as contained in Section 25 herein, this additional payment shall cease at such time as the exercised option’s term commences. In the event the expense for the conversion to an ESFR system is less than $382,000 in total cost, then the additional payment shall be reduced by $10.33 per month, for every $1,000 below $382,000.

23.4 DELAY IN COMPLETION: If a delay in the performance of the Work occurs (a) because Lessee does not timely approve the Working Drawings; (b) because of any change by Lessee to the Working Drawings, (c) because of any specification by Lessee of materials or installations in addition to or other than Lessor’s Building Standard materials, or (d) if Lessee, any contractor or subcontractor, or Lessee’s agents otherwise delay completion of the Work, and the obtaining of a temporary or final certificate of occupancy, then, notwithstanding any provision to the contrary in this Lease, Lessee’s obligation to pay rent and additional charges as set forth in the Lease shall commence on the Commencement Date of the Lease.

25. OPTIONS TO RENEW: In the event that this Lease shall be in full force and effect and Lessee shall be in full and complete possession of the Premises, and shall not be in default, then in this event only, Lessee is hereby granted the sole and exclusive right to extend this Lease for one (1) additional term of five (5) years commencing on 1st day of January, 2014 and ending on 31st day of December, 2018, at the annual rental calculated at 95% of fair market value which is defined as the market rent for like-kind space in Wyandotte County, Kansas, not to exceed $3.75 per square foot. Notice of Lessee’s intent to so renew this Lease as is provided herein shall be furnished to Lessor in writing on or before March 31, 2013.

26. RIGHT OF FIRST REFUSAL: Lessee and Lessor acknowledge that Lessee will have a Right of First Refusal during the primary term to Lease any adjoining space in the building, adjacent to the Leased Premises. In such event that Lessor receives a bona fide offer to Lease, whether verbal and/or written, from a prospective client, Lessee will have seven (7) working days from the submission of the terms of said offer by Lessor to Lessee to exercise its Right of First Refusal. In such event that Lessee does not exercise its right to Lease the adjoining space on the proposed terms, then Lessor will have sixty (60) days thereafter to consummate a Lease with the prospective client on said terms and conditions. In such event that a Lease transaction is not consummated, thereafter Lessee’s Right of First Refusal will continue to be in full force and effect.

(SIGNATURE PAGE FOLLOWS)

THE PARTIES HERETO affix their signatures effective as of July 13, 2006.

PLEASE READ THIS LEASE CAREFULLY. BLOCK & COMPANY, INC., REALTORS, ITS AGENTS OR EMPLOYEES, ARE NOT AUTHORIZED TO GIVE LEGAL, TAX, OR ACCOUNTING ADVICE. IF YOU DESIRE SUCH ADVICE, CONSULT YOUR ATTORNEY AND/OR ACCOUNTANT BEFORE SIGNING.

	LESSOR:	540 WESTPORT ASSOCIATES, L.L.C. AND MARTIN LAND & INVESTMENT, INC., AS TENANTS IN COMMON
WITNESS:

/s/ Mary Longsworth		BY:	BLOCK & COMPANY, INC., REALTORS AS AGENTS

		BY:	/s/ Kenneth G. Block
Kenneth G. Block

		Date:	7/13/06

	LESSEE:	EXCELLIGENCE LEARNING CORPORATION
WITNESS:

/s/ Kelly Crampton
Kelly Crampton (VP-OPS)
		BY:	/s/ Judith McGuinn
Judith McGuinn (COO)

		Date:	7/13/06

SIGNATURE PAGE FOR THAT CERTAIN LEASE

BY AND BETWEEN

540 WESTPORT ASSOCIATES, L.L.C. AND

MARTIN LAND & INVESTMENT, INC., AS TENANTS IN COMMON, LESSOR

AND

EXCELLIGENCE LEARNING CORPORATION

FOR THE PROPERTY LOCATED AT

5101 – 5207 SPEAKER ROAD

KANSAS CITY, KANSAS